SB California Municipals Fund



Sub-Item 77e

Registrant incorporates by reference Registrant's Supplement dated JUNE 28, 2005 filed on JUNE 28, 2005.
(Accession No. 0001193125-05-133550)



Sub-Item 77e

Registrant incorporates by reference Registrant's Supplement dated MAY 10, 2005 filed on MAY 10, 2005.
(Accession No. 0001193125-05-102390)




Sub-Item 77e

Registrant incorporates by reference Registrant's Supplement dated JUNE 2, 2005 filed on JUNE 2, 2005.
(Accession No. 0001193125-05-119196)